Exhibit 99.1

FOR:	GOTTSCHALKS INC.
CONTACT:	Jim Famalette Chief Executive Officer (559) 434-4800 or Financial Dynamics: Leigh Parrish, Teresa Thuruthiyil (415) 439-4521

DISTRIBUTION: NORTHERN CALIFORNIA NEWS LINE & FAX LIST: SFGOT

FOR RELEASE ON TUESDAY, NOVEMBER 25th at 1:05 P.M. P.S.T.

GOTTSCHALKS REPORTS THIRD QUARTER FINANCIAL RESULTS

Gross Margin Improved 20 Bp Compared To Third Quarter Of Fiscal 2002

Selling, General And Administrative Expenses Reduced By $3.2 Million
Versus Same Period Last Year

FRESNO, CA - November 25, 2003 - Gottschalks Inc. (NYSE: GOT) today reported a net loss of $2.6 million, or $0.20 per diluted share, for the third quarter ended November 1, 2003, which is even with a net loss of $2.6 million, or $0.20 per diluted share, in the third quarter of fiscal 2002. Results for the third quarter of 2002 include an income tax credit of $0.6 million, or $0.05 per diluted share, arising from the realization of net operating losses from prior years. Excluding this special income tax credit, the net loss for the third quarter of 2002 was $3.2 million, or $0.25 per diluted share.

For the first nine months of fiscal 2003, the net loss was $6.6 million, or $0.51 per diluted share, versus a net loss of $7.4 million, or $0.58 per diluted share, reported for the comparable period last year. Results for the first nine months of fiscal 2002 include the $0.6 million special income tax credit, pre-tax income of $0.3 million related to the sale of store leases and a non-recurring pre-tax charge of $0.4 million related to fees for an amendment to the Company's revolving credit facility. Excluding these items, the net loss for the first nine months of last year was $8.0 million, or $0.63 per share.

As previously reported, for the thirteen weeks ended November 1, 2003, same store sales decreased 2.0% from the prior year, and total sales decreased 4.7% to $145.9 million, from $153.1 million for the same period last year. For the year-to-date period, same store sales decreased by 1.9%, while total sales decreased 4.4% to $438.5 million, from $458.5 million for the same period last year. On a quarter and year-to-date basis the decrease in total sales is partially attributable to the closure of eight stores, which were open in the comparable period last year.

Jim Famalette, president and chief executive officer of Gottschalks, stated, "We continued to make progress on the implementation of the financial and merchandising initiatives that are part of our 5-Point Strategic Plan for 2003. We improved gross margin 20 basis points from the third quarter of 2002 through improved flow of merchandise on a seasonal basis and the closure in the last year of several under performing stores. We also were able to reduce our SG&A expense by $3.2 million, or 50 basis points as a percentage of sales, compared to the third quarter last year. Our comp store sales were below our plan for the quarter due primarily to unusually warm weather in October in our California and Nevada markets. However, the improvement in operating margin we achieved enabled us to generate bottom line results even with the same period in 2002. Additionally, we further reduced the Company's debt and have continued to strengthen the financial position of Gottschalks.

"Based on our improved performance for the first nine months of the fiscal year, we remain on target to achieve the strategic and financial objectives of our 5-Point Plan in 2003. As we enter the important holiday season, our merchandise assortments are where we expected them to be and we have a strong marketing plan in place. We anticipate fourth quarter comp store sales will be even with last year's fourth quarter. Based on flat comp sales, earnings per diluted share for the fourth quarter are expected to be improved compared to the same period last year."

At the end of the third quarter of fiscal 2003, Gottschalks' total on-balance sheet debt was $37.5 million lower than at the end of the third quarter last year. Including the off-balance sheet accounts receivable securitization debt in the prior year amount, the Company's total debt for the third quarter of fiscal 2003 decreased $104.5 million, or 41.5%, from the end of the third quarter last year. The Company's excess borrowing availability on its revolving line of credit was $36.4 million at the end of the third quarter of fiscal 2003.

Earnings Teleconference

The Company will host a conference call at 1:30 p.m. Pacific Time today to review its results for the quarter. To access the call, dial (877) 297-4509. If you are unable to participate in the call today, a replay will be made available through December 5, 2003. To access this service, please dial (877) 519-4471; the passcode #4311960 is required.

About Gottschalks

Gottschalks is a regional department store chain, currently operating sixty-four department stores and eleven specialty stores in six western states, including California (39), Washington (13), Alaska (6), Oregon (2), Nevada (2) and Idaho (2). Gottschalks offers better to moderate brand-name fashion apparel, cosmetics, shoes, accessories and home merchandise. Gottschalks offers corporate information and selected merchandise on the World Wide Web at www.gottschalks.com.

Business Risks and Forward Looking Statements

This release contains forward-looking statements (within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. In some instances, such statements may be identified by the use of forward-looking terminology such as "may," "will," "expects," "believes," "intends," "projects," "forecasts," "plans," "estimates," "anticipates," "continues," "targets," or similar terms, variations of such terms or the negative of such terms. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements, including, without limitation, the Company's ability to meet debt obligations and adhere to the restrictions and covenants imposed under its various debt agreements; the timely receipt of merchandise and the Company's ability to obtain adequate trade credit from its key factors and vendors; risks arising from general economic and market conditions (including uncertainties arising from acts of terrorism or war); the ability to modify operations in order to minimize the adverse impact of rising costs, including but not limited to workers' compensation, property and casualty insurance, health care and utilities costs; the effects of seasonality and weather conditions, changing consumer trends and preferences, competition, consumer credit, the Company's dependence on its key personnel and general labor conditions, all of which are described in more detail in Gottschalks' Annual Report on Form 10-K and other reports filed by Gottschalks with the Securities and Exchange Commission.

(Tables Follow)

GOTTSCHALKS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

                                                       Thirteen Weeks         Thirty-Nine Weeks
                                                            Ended                   Ended
                                                    ----------------------  ----------------------
                                                    November 1, November 2, November 1, November 2,
                                                       2003        2002        2003        2002
                                                    ----------  ----------  ----------  ----------
Net sales......................................... $  145,929  $  153,108  $  438,520  $  458,536
Net credit revenues...............................        764       1,680       2,827       6,043
Net leased department revenues....................        616         651       2,097       2,173
                                                    ----------  ----------  ----------  ----------
     Total revenues...............................    147,309     155,439     443,444     466,752

Costs and expenses:
  Cost of sales...................................     94,632      99,571     285,509     299,133
  Selling, general and administrative expenses....     50,845      54,039     149,454     159,243
  Depreciation and amortization...................      3,305       3,708      10,015      10,610
  Gain on store disposals.........................         --          --          --        (326)
  Store closing costs.............................         73          --         523          --
                                                    ----------  ----------  ----------  ----------
     Total costs and expenses.....................    148,855     157,318     445,501     468,660
                                                    ----------  ----------  ----------  ----------
Operating loss....................................     (1,546)     (1,879)     (2,057)     (1,908)

Other (income) expense:
  Interest expense................................      3,270       3,942      10,052      12,158
  Miscellaneous income............................       (703)       (604)     (1,758)     (1,038)
                                                    ----------  ----------  ----------  ----------
                                                        2,567       3,338       8,294      11,120
                                                    ----------  ----------  ----------  ----------
Loss before income tax benefit....................     (4,113)     (5,217)    (10,351)    (13,028)

Income tax benefit................................     (1,501)     (2,614)     (3,778)     (5,620)
                                                    ----------  ----------  ----------  ----------
Net loss.......................................... $   (2,612) $   (2,603) $   (6,573) $   (7,408)
                                                    ==========  ==========  ==========  ==========
Net loss per common share -
  basic and diluted............................... $    (0.20) $    (0.20) $    (0.51) $    (0.58)
                                                    ==========  ==========  ==========  ==========

Weighted average # of common shares
    outstanding - basic and diluted...............     12,844      12,755      12,821      12,739

GOTTSCHALKS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

                                                     November 1,    February 1,  November 2,
                                                         2003          2003          2002
                                                     ------------  ------------  ------------
ASSETS
CURRENT ASSETS:
  Cash............................................. $      6,123  $      6,215  $      3,296
  Retained interest in receivables sold............           --            --        15,325
  Receivables, net.................................        4,179        10,641         9,884
  Merchandise inventories..........................      228,232       164,615       230,852
  Other............................................       16,045        12,614        21,334
                                                     ------------  ------------  ------------
          Total current assets.....................      254,579       194,085       280,691

PROPERTY AND EQUIPMENT - NET.......................      132,098       139,888       148,407
GOODWILL - NET.....................................        7,501         7,501         7,635
OTHER INTANGIBLES - NET............................          860           658         8,554
OTHER LONG-TERM ASSETS.............................        4,908         6,597         6,989
                                                     ------------  ------------  ------------
                                                    $    399,946  $    348,729  $    452,276
                                                     ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade accounts payable and
    other current liabilities...................... $    100,909  $     80,602  $    100,683
  Revolving line of credit.........................       41,356        28,845        59,374
  Current portion of long-term obligations.........        4,014         4,689         4,676
                                                     ------------  ------------  ------------
      Total current liabilities....................      146,279       114,136       164,733
                                                     ------------  ------------  ------------
LONG-TERM OBLIGATIONS (less current portion):
  Revolving line of credit.........................       60,000        30,000        75,000
  Notes and mortgage loans payable.................       36,064        37,454        37,634
  Capitalized lease obligations....................        6,124         7,643         8,367
                                                     ------------  ------------  ------------
                                                         102,188        75,097       121,001

DEFERRED INCOME AND OTHER..........................       29,493        31,183        33,811

SUBORDINATED NOTE PAYABLE TO AFFILIATE.............       22,180        21,989        21,903

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY...............................       99,806       106,324       110,828
                                                     ------------  ------------  ------------
                                                    $    399,946  $    348,729  $    452,276
                                                     ============  ============  ============